Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a - 14(b) AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE

UNITED STATES CODE AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rocky Brands, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jason Brooks
Jason Brooks
Chief Executive Officer (Principal Executive Officer)
March 6, 2020

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer, and Treasurer
(Principal Financial and Accounting Officer)
March 6, 2020

This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.